Exhibit 10.12

FORM OF

SERVICING AGREEMENT

among

[QRS]

as Depositor,

[TRUSTEE]

as Trustee,

[REO LLC],

as REO Owner,

and

BAYVIEW LOAN SERVICING, LLC

as Servicer

Dated as of [_____________]

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7.3	Ordinary Course of Business	32
7.4	Authorization, Enforceability and Execution	32
7.5	No Conflict	32
7.6	No Consent	33
7.7	No Litigation	33
7.8	Ability to Service	33
7.9	State and Local Licenses	33
7.10	Compliance with Laws
7.11	Insolvency
7.12	Agency Approvals

ARTICLE VIII INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL		33

8.1	Independence of Parties	33
8.2	Standard of Liability; Indemnification	34
8.3	Indemnification by the Depositor and the REO Owner	35
8.4	Procedure for Indemnification	35
8.5	Survival	36

ARTICLE IX ANNUAL REPORTING; AUDITS		36

9.1	Servicer Compliance Statement	36
9.2	Report on Assessment of Compliance and Attestation	36

ARTICLE X MISCELLANEOUS		36

10.1	Changes in Practices	36
10.2	Assignment of Servicing; Use of Subservicers	37
10.3	Rights of Holder	38
10.4	Prior Agreements	38
10.5	Entire Agreement	38
10.6	Invalidity	38
10.7	Effect	38
10.8	Damage Limitation	38
10.9	Applicable Law	39
10.10	Force Majeure	39
10.11	Notices	39
10.12	Waivers	39
10.13	Binding Effect	40
10.14	Headings	40
10.15	Exhibits	40
10.16	Severability	40
10.17	Counterparts

EXHIBITS AND

SCHEDULES

EXHIBIT I	Investor Reports
Default Reports
Realized Loss Reports
EXHIBIT II	Form of Trust Addendum
EXHIBIT III	Term Sheet (Fees)
EXHIBIT IV	Form of Power of Attorney
SCHEDULE I	REO Schedule

ii

This SERVICING AGREEMENT is made as of [            ] by and among [QRS] (the “Depositor”), [TRUSTEE], not in its individual capacity, but solely as trustee for one or more trusts created by the Depositor (the “Trustee”), [REO LLC] (the “REO Owner”) and Bayview Loan Servicing, LLC (the “Servicer”).

RECITALS:

WHEREAS, from time to time the Depositor may acquire certain mortgage loans (the “Loans”) and the servicing rights with respect to such Loans;

WHEREAS, the Depositor will transfer such Loans and any servicing rights acquired by the Depositor in respect of such Loans to [TRUSTEE], as trustee of one or more trusts created by the Depositor (each, a “Trust”) pursuant to a pass-through trust agreement (each, a “Pass-Through Trust Agreement”) and will acquire, with respect to each Trust, a certificate representing the beneficial ownership of the Trust (the “Beneficial Interest Certificate”);

WHEREAS, during the term of this Agreement, certain Loans will be converted into REO Properties (as defined herein), the ownership or beneficial ownership of which will be vested in the REO Owner; and

WHEREAS, the Depositor, the REO Owner and the Trustee desire that the Servicer perform certain servicing functions for the benefit of the Depositor, the REO Owner and the Trustee on behalf of the Holder (as defined herein) and the Trust with respect to the Loans and the REO Properties, as applicable, pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.

For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this servicing agreement and, with respect to each Trust, this servicing agreement together with the related Trust Addendum, in each case, as the same may from time to time be amended or supplemented.

“Ancillary Income” shall include industry standard fees, including, but not limited to, late fees, late charges, not sufficient funds fees, satisfaction fees, assumption and modification fees and earnings on Custodial Accounts, site inspection fees, release fees, pay-by-phone fees, web payment fees, audit review fees, condemnation review fees, easement review fees and lease review fees. Ancillary Income shall not include any prepayment premiums, penalties or charges or yield maintenance payments.

“Applicable Requirements” shall mean, as of the time of reference, all of the following: (i) all Loan-related obligations of the Servicer, including without limitation those contractual obligations of the Servicer contained in this Agreement, in the Mortgage, Mortgage Note and related documents for which the Servicer is responsible and the Servicer Participation Agreement; (ii) all applicable Loan-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Servicer; (iii) all applicable Loan-related requirements and guidelines of (1) each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction (2) any insurer, including without limitation, FHA, VA, private mortgage insurance companies, insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy or alternate title product, or any other insurance policy applicable to a Loan; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (v) except if and to the extent inconsistent with anything in this Agreement to the contrary, generally accepted servicing customs and practices of the mortgage servicing industry for similar types of Loans and REO Properties in the same jurisdiction in which the Mortgaged Property or REO Property is located.

“Assignment” shall mean with respect to each Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage.

“Balloon Loan” shall mean a Loan with a Monthly Payment that does not fully amortize the principal amount of such Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

“Balloon Payment” shall mean with respect to any Balloon Loan, a payment of the unamortized principal balance of such Loan in a single payment at the maturity of such Loan that is greater than the preceding Monthly Payment.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

“Base Servicing Fee Percentage” shall mean the Base Servicing Fee Percentage set forth in Exhibit III hereto.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in the States of Florida, Maryland, Minnesota or New York (or such other states in which the Corporate Trust Office or the principal offices of the Trustee are subsequently located, as specified in writing by such party to the other parties hereto) are required or authorized by law to close.

“Civil Relief Act” shall mean The Servicemembers Civil Relief Act, as such may be amended from time to time, and similar state and local laws and regulations.

“Civil Relief Act Reduction” shall mean with respect to any Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the

Civil Relief Act, any amount by which interest collectible on such Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Loan Rate without giving effect to such reduction.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Period” shall mean, (a) as to any Servicer Remittance Date, the calendar month preceding the calendar month in which such Servicer Remittance Date occurs, and (b) as to the first Servicer Remittance Date hereunder, the Cut-off Date through the last Business Day of the calendar month preceding the calendar month in which the first Servicer Remittance Date occurs.

“Commission” shall mean The United States Securities and Exchange Commission.

“Corporate Trust Office” shall mean the corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which shall initially be located at [                    ], and at any time thereafter shall be the office designated by the Trustee to the Holder and the Depositor in writing.

“Custodial Account” shall have the meaning assigned thereto in Section 2.3(d) hereof.

“Custodian” shall mean [                    ].

“Customer Information” shall mean any personally identifiable information in any form (written, electronic or otherwise) relating to a Mortgagor, including, but not limited to, a Mortgagor’s name, address, telephone number, Loan number, Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; and any other non-public, personally identifiable information about the Mortgagor.

“Cut-off Date” shall mean the cut-off date for any Loan, as specified on the Loan Schedule attached to the related Trust Addendum (as such schedule may from time to time be amended or supplemented).

“Deficient Valuation” shall mean with respect to any Loan, the dollar amount of any reduction in the principal balance owed by the related Mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

“Determination Date” shall mean the [            ] day of each month or, if such day is not a Business Day, the immediately preceding Business Day.

“Due Date” shall mean the day of the calendar month in which the Monthly Payment on a Loan is due.

“Eligible Account” shall mean (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at the time any amounts are held on deposit therein (a) “P-1” by Moody’s (or at least “A2” if such institution has no short-term rating from Moody’s), (b) at least “A-2” by S&P (or at least “BBB+” if such institution has no short-term rating from S&P) and (c) “F1” by Fitch (with respect to the preceding clauses (a), (b) and (c), in each case if such rating agency is a Rating Agency, and such applicable ratings from S&P, Fitch and Moody’s, the “Required Ratings”), provided, in each case, that following a downgrade, withdrawal or suspension of any such institution’s rating below any applicable Required Rating, each such account shall promptly (and in any case within not more than 30 calendar days) be moved to another institution which has the Required Ratings, or to one or more segregated trust accounts as provided in clause (ii); or (ii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, which institution or company has capital and surplus of not less than $50 million, acting in its fiduciary capacity.

“Eligible Investments” shall mean any of the following (which may be purchased by or through the Servicer or any Affiliate):

(i) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (a); provided that the short-term debt obligations of the party agreeing to repurchase are rated at least one of the following: F1 by Fitch, A-1 by S&P or P-1 by Moody’s;

(iii) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term obligations of such depository institution or trust company are rated at least one of the following: F1 by Fitch, A-1 by S&P or P-1 by Moody’s;

(iv) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated at least one of the following: F1 by Fitch, A-1 by S&P or P-1 by Moody’s;

(v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term credit rating from a rating agency, at the time of investment or the contractual commitment providing for such investment, at least one of the following: F1 by Fitch, A-1 by S&P or P-1 by Moody’s;

(vi) securities of money market funds or mutual funds rated AAAm or AAAm-G by S&P, AAA or better by Fitch or Aa1 by Moody’s (including any such funds for which the Servicer, or any Affiliate, receives compensation as administrator, sponsor, agent or the like); and

(vii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security, or other investment rated in the highest rating category by each rating agency that rates such security;

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulation Section 1.860G-2(g)(1) and (B) no instrument described above is permitted to evidence either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

“Escrow Payments” shall have the meaning assigned thereto in Section 2.3(f) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fannie Mae” or “FNMA” shall mean the entity formerly known as the Federal National Mortgage Association.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“FHA” shall mean the Federal Housing Administration.

“FHA Approved Mortgagee” shall mean a corporation or other entity approved as a mortgagee by FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service, as applicable, loans insured by the FHA.

“FHA Insurance” shall mean an insurance policy granted by the FHA with respect to any Loan.

“FHA Regulations” shall mean the regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

“Final Recovery Determination” shall mean with respect to any defaulted Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records and furnish to the Depositor and the Trustee (upon request from either such party) each Final Recovery Determination.

“Freddie Mac” or “FHLMC” shall mean the entity formerly known as the Federal Home Loan Mortgage Corporation.

“HAMP” means the Home Affordable Modification Program established pursuant to Sections 101 and 109 of the Emergency Economic Stabilization Act of 2008, as amended.

“HAMP Fees” means the compensation, incentive and similar fees payable to the Servicer under HAMP for the account of the Servicer.

“HAMP Loan” means any Loan the servicing of which is required to be governed by the guidelines of HAMP.

“Holder” shall mean the holder of the Beneficial Interest Certificate and any pledgee under a secured financing or counterparty under a repurchase agreement that succeeds to ownership of such Beneficial Interest Certificate upon the exercise of remedies relating to an event of default under such financing arrangement or repurchase agreement

“Housing Act” shall mean the National Housing Act of 1934, as amended.

“HUD” shall mean the U.S. Department of Housing and Urban Development.

“Indemnitee” shall have the meaning assigned thereto in Section 8.4 of this Agreement.

“Indemnitor” shall have the meaning assigned thereto in Section 8.4 of this Agreement.

“Insurance Policy” shall mean any hazard, title, or flood insurance policy.

“Insurance Proceeds” shall mean all insurance proceeds received by the Servicer for the related Determination Date (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies under an Insurance Policy) and payments made by the Servicer pursuant hereto in respect of a deductible clause in any blanket policy that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Mortgaged Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer, and were applied by the Servicer to reduce the principal balance of the related Loan or to pay interest on the related Loan.

“Liquidation Proceeds” shall mean any amounts (including the proceeds of any Insurance Policy, the proceeds from the sale of REO Property, proceeds from FHA, VA or any private mortgage insurance company) and any condemnation proceeds recovered by the Servicer in connection with such Loan, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Loan or otherwise pursuant to law.

“Loan,” “loans” or “loan” shall mean the fixed or adjustable rate loans, installment sale contracts, security deeds, trust deeds, deeds of trust and related loan documents relating to fixed or adjustable rate loans which comprise the mortgage loans identified on the Loan Schedule attached to each Trust Addendum.

“Loan Rate” shall mean the annual rate of interest borne by a Mortgage Note, which is set forth in such Mortgage Note.

“Loan Schedule” shall mean, with respect to any Trust, the loan schedule attached to the related Trust Addendum, as such schedule may from time to time be amended or supplemented by the parties thereto to reflect the addition or deletion of Loans subject to the related Trust Addendum.

“Management Agreement” shall mean the management agreement dated as of [            ], 2009, between Bayview Fund Management, LLC and Bayview Mortgage Capital, Inc.

“Monthly Payment” shall mean the then scheduled monthly principal and interest payment on a Loan for any month, as such monthly payment may have been reduced by any Deficient Valuation, loan modification or other loss mitigation strategy implemented by the

Servicer. The Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” shall mean, with respect to any Loan, the written instrument creating a valid lien on real property, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or other instrument creating a lien on or interest in the Mortgaged Property.

“Mortgage Note” shall mean the original executed promissory note evidencing the indebtedness of a Mortgagor under a Loan, or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Loan.

“Mortgaged Property” shall mean any of the fee simple interest in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note.

“Mortgagor” shall mean with respect to any Loan, the Person or Persons primarily obligated to make payments on the related Mortgage Note.

“Non-Recoverable Advance” means any Servicing Advance which Servicer has determined in its good faith business judgment would not be ultimately recoverable by the Servicer from Liquidation Proceeds or other collections and recoveries in respect of the Mortgage Loan or REO Property.

“Opinion of Counsel” shall mean a written opinion of counsel, reasonably acceptable in form and substance to the Trustee and who may be in-house or outside counsel to the Depositor or the Servicer but which must be independent outside counsel with respect to any such opinion of counsel concerning matters with respect to the Code.

“Out of Pocket Expenses” shall mean the ordinary direct, out-of-pocket expenditures of the Servicer incurred, or to be incurred, as the context requires, in connection with the servicing, administration, management, property protection, disposition, operation, full, partial or discounted liquidation, sale or enforcement proceedings or foreclosure of Loans, including, but not limited to amounts to be paid for or paid to or on behalf of independent legal counsel (including court filing fees), independent arbitrators, independent repossession agents, appraisers, broker price opinions obtained in connection with a proposed modification of the terms of a Loan, brokers, environmental consultants, property managers, tax services, receivers, and state and federal regulatory agencies incident to their audits or inquiries, required UCC searches and title searches, tax searches, structural reviews, third-party fees, Loan-related travel, property inspections, and the like and for arbitration filing fees, UCC and mortgage filing and release fees, charges the Servicer has paid in connection with checks from Mortgagors returned for insufficient funds, and expenses not otherwise reimbursed to maintain, store, and dispose of the Mortgaged Property.

“Owner” shall mean, with respect to any Loan, the Trustee, as holder of bare legal title to such Loan, and the Holder, as the beneficial owner of the related Trust and such Loan, or with respect to any REO Property, the REO Owner.

“Person” shall mean an individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“Preservation Expenses” shall mean the customary expenditures made by the Servicer (or subservicer, to the extent that such subservicer makes such expenditures on behalf of the Servicer) in connection with a foreclosed Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments (including any penalties, late fees or late charges incurred for late payment or nonpayment), payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

“Rating Agency” shall mean each of Fitch, Moody’s and S&P and any successors thereto.

“Refinancing Fee” shall have the meaning assigned thereto in Section 4.1 hereof.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REO Account” shall have the meaning assigned thereto in Section 2.8(b) hereof.

“REO Disposition” shall mean the final sale of any REO Property.

“REO Property” shall mean the Mortgaged Property acquired by the Servicer on behalf of the REO Owner or such other entity designated by the REO Owner through foreclosure, deed-in-lieu of foreclosure or otherwise in connection with a defaulted Loan. For the avoidance of doubt, no REO Property shall be held by, or on behalf of, any Trust.

“REO Schedule” shall mean the schedule of REO Properties owned or beneficially owned by the REO Owner and administered by the Servicer pursuant to this Agreement, as such schedule may from time to time be amended or supplemented by the parties hereto to reflect the addition or deletion of REO Properties subject to this Agreement. The REO Schedule is attached hereto as Schedule I,

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Servicer” shall mean Bayview Loan Servicing, LLC or any successor or permitted assign under the terms of this Agreement.

“Servicer Participation Agreement” shall mean that certain Commitment to Purchase Financial Instrument and Servicer Participation Agreement for the Home Affordable Modification Program under the Emergency Economic Stabilization Act of 2008 dated July __, 2009 by and between the Servicer and Fannie Mae, as agent for the United States Department of the Treasury.

“Servicer Remittance Date” shall mean the [            ] day of each month and if such day is not a Business Day, the next succeeding Business Day.

“Servicing Account” shall have the meaning assigned thereto in Section 2.3(f) of this Agreement.

“Servicing Advance” shall mean the Out of Pocket Expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan, (iii) the management (including fees in connection therewith) and liquidation of any REO Property and (iv) all Preservation Expenses. Servicing Compensation, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

“Servicing Compensation” for each Servicer Remittance Date shall mean the aggregate of Servicing Fees, Refinancing Fees and Third-Party Services Fees due and payable to the Servicer under this Agreement.

“Servicing Fee” shall be a monthly fee equal to the product of (i) the Base Servicing Fee Percentage and (ii) with respect to each Loan, the unpaid principal balance of such Loan as of the first day of each month for which the Loan is serviced and, with respect to an REO Property, the unpaid principal balance of the related Loan at the time such Loan became an REO Property.

“Servicing File” means the items pertaining to a particular Loan or REO Property including, but not limited to, the computer files, data disks, books, records, data tapes, notes, copies of loan documents, and all additional documents generated as a result of or utilized in originating and/or servicing each Loan, which are held in trust for the related Owner by the Servicer.

“Servicing Reserve Account” shall have the meaning assigned thereto in Section 2.3(e) hereof.

“Servicing Reserve Target Amount” shall mean for the Custodial Account, with respect to any Servicer Remittance Date, the product of (a) a percentage determined by the Depositor (which percentage may be changed by the Depositor for any Collection Period upon written notice to the Servicer and the Trustee), and (b) the outstanding principal balance of the Loans serviced hereunder as of the close of the related Collection Period.

“Servicing Standard” shall have the meaning assigned thereto in Section 2.1 hereof.

“Subcontractor” shall mean any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer” shall mean any Person that services Loans on behalf of the Servicer (or another Subservicer) and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Termination Date” shall mean the date that is the earliest to occur of (i) the later of the final payment or other liquidation of the last Loan or the disposition of any REO Property with respect to the last Loan and the remittance of all funds due hereunder; (ii) mutual consent of the Servicer, the Depositor, the REO Owner and the Trustee in writing; (iii) upon the termination of the Management Agreement at the option of the Servicer, the termination of this Agreement by the Depositor and the REO Owner, acting jointly, or the termination of this Agreement by the Servicer; or (iv) any termination of the servicing of both Loans and REO Properties in accordance with Section 5.2(a) and (b) hereof.

“Trust Addendum” shall mean the trust addendum executed by the Depositor, the Trustee and the Servicer in respect of each Trust, a form of which is attached to this Agreement as Exhibit II.

“Trustee” shall mean [            ].

“Third-Party Services Fee” shall have the meaning assigned thereto in Section 4.1 hereof.

“VA” shall mean the Department of Veterans Affairs.

“VA Guaranty” shall mean a guaranty granted by the VA with respect to any Loan.

ARTICLE II

AGREEMENTS OF THE SERVICER

2.1 General.

(a) The Servicer shall service and administer the Loans on behalf of the Trustee and the Depositor, as beneficial owner of each Trust and any Loans held thereby, and shall service and administer the REO Properties on behalf of the REO Owner, in each case, in accordance with Applicable Requirements with due regard for the interests of the Trustee, the Depositor and the REO Owner, as applicable, to seek to maximize collections on or in respect of the Loans and REO Properties and without regard to:

(i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

(ii) the Servicer’s obligation to make Servicing Advances; or

(iii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The standards set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”

(b) Other than pursuant to the terms of this Agreement, the Servicer shall not have any rights to service the Loans or the REO Properties. Unless otherwise disclosed in writing to the Servicer, the Trustee, on behalf of the Trust and the Depositor, and the REO Owner shall be the “servicing rights owner” with respect to the Loans and the REO Properties, respectively.

(c) Upon the creation by the Depositor of a Trust that will hold Loans serviced by the Servicer pursuant to this Agreement, the Servicer, the Depositor and the Trustee shall enter into a Trust Addendum to this Agreement for such Trust. The Trust Addendum shall contain such additional terms regarding the servicing and administration of the related Loans as agreed upon by the Depositor, the Servicer and the Trustee. Upon the addition or deletion of any Loans to or from any Trust, the Depositor and the Servicer shall amend any related Loan Schedules accordingly and deliver such amended Loan Schedule to the Trustee and the Custodian.

2.2 Collection of Loan Payments.

(a) The Servicer shall have full power and authority, acting alone or through agents (but subject to Section 10.2), to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, subject to the Servicing Standard.

(b) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans (other than any prepayment premiums, penalties or charges that the Servicer has waived in accordance with the Servicing Standard), and shall, to the extent that such procedures shall be consistent with this Agreement, follow such collection procedures for all Loans that are consistent with the Servicing Standard. The Servicer may, consistent with the Servicing Standard, waive, modify or vary any non-material term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant a non-material indulgence to any Mortgagor. Notwithstanding the foregoing, in the event that any Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Loan (including material modifications that would change the Loan Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Loan), accept payment from the related Mortgagor of an amount less than the principal balance in final satisfaction of such Mortgage or consent to the postponement of strict compliance with any term or otherwise grant any indulgence to any Mortgagor. Any actions taken by the Servicer with respect to a HAMP Loan under this Section 2.2, shall be subject to the requirements of Section 2.13 hereof.

(c) Prior to the waiver, modification or variance of any term of a Loan (including material modifications that would change the Loan Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Loan) that is not consistent with the

Servicing Standard, the Servicer shall notify the Holder of such proposed waiver, modification or variance in writing, which notification shall set forth all material terms of such proposed waiver, modification or variance, as the case may be. The Holder shall be deemed to have approved such proposed waiver, modification or variance unless the Holder notifies the Servicer in writing within three (3) Business Days after its receipt of such notice that it disapproves of such proposed waiver, modification or variance.

2.3 Procedure.

Until the principal and interest of each Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to the Servicing Standard, the Servicer shall:

(a) Collect applicable payments of principal, interest and applicable deposits for taxes, assessments and other public charges that are generally impounded, fire and hazard insurance premiums, flood insurance premiums as required, FHA Insurance or primary mortgage insurance premiums, optional insurance premiums, and all other items, as they become due.

(b) Accept payments of principal and interest and impound deposits in accordance with the Loan instruments. Deficiencies or excesses in payments or deposits shall be accepted and applied, or accepted and unapplied, or rejected in accordance with the requirements of HUD and VA, with respect to Loans subject to FHA Insurance or a VA Guaranty, respectively, and in accordance with the provisions of conventional mortgage loan instruments with respect to conventional loans.

(c) Apply all installments and impound deposits collected from the Mortgagor, and maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments.

(d) Establish and maintain one or more accounts for each Trust as specified in the related Trust Addendum (collectively, the “Custodial Account”). Each Custodial Account shall be an Eligible Account. The Servicer will be required to deposit into each Custodial Account no later than the second Business Day after receipt all proceeds (except Ancillary Income) of the related Loans received by the Servicer, including, but not limited to, all prepayment premiums or penalties or yield maintenance amounts collected in respect of such Loans, and to remit such proceeds to the Trustee (as provided in the related Trust Addendum) not later than the Servicer Remittance Date (after depositing the Servicing Reserve Target Amount in the related Servicing Reserve Account and net of charges against and withdrawals from the Custodial Account permitted pursuant to this Agreement). Funds in each Custodial Account may be invested only in Eligible Investments in accordance with the provisions set forth in Section 2.3(m) hereof. The Servicer shall, from time to time, make withdrawals from each Custodial Account for any of the following purposes: (i) to remit to the Trustee in the amounts and in the manner set forth in Section 2.5(a); (ii) to pay the Servicer any unpaid Servicing Compensation and to reimburse the Servicer for any unreimbursed Servicing Advances from the general funds in the Custodial Account; (iii) to reimburse the Servicer for any expenses incurred by the Servicer of its obligations under this Agreement from the general funds in the Custodial Account; (iv) to pay to the Servicer as additional servicing compensation (in addition to the Servicing Compensation) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Custodial Account; (v) to make deposits into the Servicing Reserve Account on a date other than the Servicer Remittance Date; (vi) to reimburse the Servicer for any penalty, late fee or late charge incurred by the Servicer for the late payment or nonpayment of any real estate property taxes and assessments by any prior Servicer of any Loan; (vii) to withdraw any amounts deposited to the applicable Custodial Account in error; and (viii) following the Termination Date, to clear and terminate the applicable Custodial Account. Notwithstanding anything to the contrary in this Agreement, the Servicer is not obligated to deposit Ancillary Income or HAMP Fees into the Custodial Account, although it may do so for ease of operations, and to the extent that the Servicer does deposit such amounts into the applicable Custodial Account, the Servicer shall be permitted to withdraw such amounts at any time in its sole discretion.

(e) Establish and maintain an account for each Trust as specified in the related Trust Addendum (the “Servicing Reserve Account”) into which amounts shall be deposited from time to time in accordance with Section 2.3(d)(v) and Section 2.5(a). The Servicing Reserve Account shall be an Eligible Account. Withdrawals of amounts from the Servicing Reserve Account may be made only to (i) reimburse the Servicer in accordance with subsections (d)(ii) and (d)(vi) above, (ii) to make any Servicing Advance, (iii) withdraw any amounts deposited to the Servicing Reserve Account in error; and (iv) clear and terminate the Servicing Reserve Account.

(f) Establish and maintain one or more accounts for each Trust as specified in the related Trust Addendum (the “Escrow Accounts”) into which (x) all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors (“Escrow Payments”) and (y) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property shall be deposited and retained. The Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the Escrow Accounts, no later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items for each Loan; (ii) reimburse the Servicer out of related collections for any Servicing Advances made pursuant to paragraph (g) and paragraph (j) with respect to each Loan; (iii) refund to the Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the Mortgagors on balances in the Escrow Account; (v) to withdraw any amount deposited in the Escrow Accounts in error; (vi) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the Loans under this Agreement; (vii) for application to restoration or repair of the Mortgaged Property; and (viii) for transfer to the Custodial Account and application to reduce the principal balance of the Loan in accordance with the terms of the related Mortgage and Mortgage Note. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. As applicable, the Servicer will determine the amount of deposits to be made by the Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of the escrow/impound account, all in accordance with the Servicing Standard.

The Servicer shall be responsible for monitoring, balancing and reconciling the Custodial Account and Escrow Account with the cash on hand to ensure compliance with this Agreement. The Servicer shall attempt to promptly resolve any discrepancies and shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.

(g) Maintain accurate records reflecting the status of taxes, ground rents and other recurring charges generally accepted by the mortgage servicing industry, which would become a lien on any Mortgaged Property. For all Loans providing for the payment to and collection by the Servicer of impound deposits for taxes, ground rents or such other recurring charges, the Servicer shall remit payments for such charges before the later of (i) any penalty date and (ii) 30 days after the servicing transfer of such Loan to the Servicer.

(h) In accordance with the standards of the preceding paragraph, advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on any Mortgaged Property, which Servicing Advances shall be reimbursable in the first instance from general collections from all Mortgagors pursuant to paragraph (d). Servicing Advances incurred by the Servicer in connection with the servicing of the Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer to the extent described herein.

(i) Maintain in full force and effect at all times, and comply with the terms of, existing FHA Insurance, VA Guaranty or other primary mortgage insurance, as applicable, in accordance with the type of Mortgage, and will assume responsibility for the remittance of the premiums thereon. The Servicer shall maintain any optional insurance as mutually agreed upon between the Servicer and the Depositor. Optional insurance premiums, if any, will be collected monthly and remitted as collected. Additional set up costs, if any, associated with the optional insurance shall be agreed upon between the Servicer and the Depositor and shall be the responsibility of the Depositor.

(j) Use its commercially reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain for each Loan (other than any Loan as to which the related Mortgaged Property has become an REO Property), and if the Mortgagor does not so maintain, shall itself maintain to the extent that the Trustee, as mortgagee on behalf of the Holder as beneficial owner of the related Trust, has an insurable interest (A) fire and hazard insurance with coverage on the related Mortgaged Property in an amount at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, the improvements comprising part of the Mortgaged Property and (ii) the outstanding principal balance of the Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer. The Servicer shall maintain fire and hazard insurance from an insurer having a General Policy Rating of “B” or better in Best’s Key Rating Guide (a “Qualified Insurer”) with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements which are a part of such property or (ii) the outstanding principal balance of the related Loan at the time it became an REO Property plus accrued interest at the Mortgage rate and related Servicing Advances. The Servicer shall require that all insurance policies required hereunder shall name the Servicer and its successors and assigns as the mortgagee, as loss payee and that all such insurance policies require that 30 days’ notice be given to the Servicer before termination to the extent required by the related Mortgage, Mortgage Note, or other Loan Documents.

(k) Deposit into the related Custodial Account any amounts collected by the Servicer under any policies referred to in Section 2.3(f) (other than amounts to be applied to the restoration and repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage). It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage, Mortgage Note or other Loan documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its commercially reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain or will itself obtain flood insurance in respect thereof. If an REO Property is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof. Costs of the Servicer of maintaining insurance policies shall be paid by the Servicer as a Servicing Advance and shall be reimbursable to the Servicer. The Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

(l) Unless the Servicer is required to exercise its rights under a “due on sale clause” pursuant to the following paragraph, approve the sale, assignment or other transfer of any Mortgaged Property, if the current borrower makes a request therefor, provided that the Servicer shall have received sixty (60) days’ prior written notice of the proposed transfer, no event of default under the related loan documents shall have occurred and be continuing, and the following additional criteria are satisfied:

(i) the current borrower shall pay any and all fees and out-of-pocket costs incurred in connection with the transfer of the Mortgaged Property (including without limitation counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(ii) if applicable, the proposed transferee or its principals shall have demonstrated expertise in owning and operating properties similar in location, size and operation to the Mortgaged Property, which expertise shall be determined by the Servicer, in the Servicer’s sole discretion;

(iii) the proposed transferee and its principals shall, as of the date of such transfer, have an aggregate net worth and liquidity acceptable to the Servicer, in the Servicer’s sole discretion;

(iv) the proposed transferee shall assume all of the obligations of the current borrower under the related loan documents in all respects, including without limitation by entering into an assumption agreement in form and substance satisfactory to the Servicer (in the Servicer’s sole discretion) and, if applicable, shall execute in favor of the Trustee on behalf of the Trust a guaranty and an affidavit and indemnity of borrower and guarantor regarding hazardous and toxic materials;

(v) no event of default under the related loan documents, or other event which, with the giving of notice, passage of time or both would constitute an event of default under the related loan documents, shall otherwise occur as a result of such transfer, and the proposed transferee and its principals shall deliver (A) all organization documentation requested by the Servicer, which shall be satisfactory to the Servicer (in the Servicer’s sole discretion) and (B) all certificates, agreements and covenants required by the Servicer; and

(vi) the current borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the security instrument, as modified by the assumption agreement, as a valid first lien on the Mortgaged Property and naming the proposed transferee as owner of the Mortgaged Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Mortgaged Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued in conjunction with the related loan documents.

With respect to any Loan, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, to the extent that it has knowledge of such conveyance or prospective conveyance, the Servicer shall exercise its rights to accelerate the maturity of the related Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if either (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law (the reasonableness of such belief shall be conclusively established by an Opinion of Counsel, which may be in-house counsel, to the foregoing effect obtained at the expense of the Servicer and delivered to the Trustee and the Depositor) or (ii) the Servicer determines that such enforcement would not be in the best economic interest of the related Trust. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption or substitution agreement, neither the stated maturity or outstanding principal amount of such Loan nor the Monthly Payment on the related Loan shall be changed and shall remain as in effect immediately prior to the assumption or substitution. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee a copy of the assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(m) Due on Encumbrance. With respect to a Loan that contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms (i) provides that such Loan (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Loan is owned by the Trustee for the benefit of the Holder, as beneficial owner of the related Trust, and to the extent that it has knowledge of such lien or other encumbrance, the Servicer, on behalf of the Trustee, shall exercise any right it may have as the mortgagee of record with respect to such Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in each case, in a manner consistent with the Servicing Standard.

(n) Eligible Investments. The Servicer may direct any depository institution maintaining the Custodial Account to invest the funds in one or more Eligible Investments. All such Eligible Investments shall be held to maturity, unless payable on demand, but maturing no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Any investment of funds in a Custodial Account shall be made in the name of the Servicer as nominee of the Trustee. The Servicer shall deposit in the Custodial Account, from its own funds, the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of any loss.

2.4 Other.

(a) The Trustee and the Depositor hereby authorize the Servicer, at Servicer’s option, to bring or defend any claim, action, arbitration, litigation or other similar proceeding, in the name of the Trustee, to effectuate the servicing of the Loans and REO Properties. Without limiting the preceding sentence, the Servicer may also assert claims or defend against claims involving the insurance coverage with respect to the Loans and REO Properties. To the extent that the Servicer incurs any fees, costs, liabilities, judgments, attorney’s fees in connection with the circumstances described in this Section 2.4(a), Servicer shall be entitled to be reimbursed for these items as Servicing Advances.

(b) The Trustee and the Depositor hereby grant to the Servicer a limited power of attorney in the form of Exhibit IV hereto to execute all documents on behalf of each Trust under this Agreement as may be reasonably necessary or desirable to effectuate the provisions of Article II hereof. Revocation of such power of attorney shall take effect upon (i) termination of this Agreement pursuant to Article V or (ii) a material breach of this Agreement by the Servicer, including, but not limited to, misuse of this power. The Trustee, as holder of legal title to the Loans and as trustee of the Trusts, shall execute any documentation as directed and as furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing. Subject to the provisions of this Agreement, the Trustee shall, if necessary, execute additional powers of attorney to the Servicer and furnish it with any other documents as the Servicer or such subservicer shall reasonably request and to which the Trustee shall have access to enable the Servicer to carry out its servicing and administrative duties hereunder. The Trustee shall have no responsibility or liability for any action or inaction of the Servicer with respect to such power of attorney.

The Servicer shall be responsible for further safeguarding the Owner’s interest in the property and rights under the Mortgage by:

(a) Inspecting properties after the Mortgagor is sixty (60) days or more delinquent in the payment of any obligation under the Mortgage, and performing such other inspections as are consistent with the Servicing Standard.

(b) Securing any property found to be vacant or abandoned.

(c) Maintaining in force at all times a blanket fidelity bond and a policy of errors and omissions insurance coverage that satisfy Fannie Mae requirements at the Servicer’s sole expense.

(d) Consistent with the Servicing Standard, disbursing insurance loss settlements, including:

(1) Receiving reports of hazard insurance losses and assuring that proof of loss statements are properly filed;

(2) Authorizing the restoration and rehabilitation of the damaged property;

(3) Collecting, endorsing and disbursing the insurance loss proceeds and arranging for progress inspections and payments, if necessary;

(4) Complying with the Servicing Standards pertaining to settlement of insurance losses; and

(5) In general, attempting to assure that the priority of the Mortgage is preserved by complying with the Servicing Standard.

(e) Consistent with the Servicing Standard, processing insurance drafts and loss settlements.

Notwithstanding anything to the contrary in this Agreement, the Servicer shall take all actions necessary under any applicable FHA Insurance, VA Guaranty or any other primary mortgage insurance to receive all applicable proceeds from such policies or guaranties.

2.5 Accounting, Remittances and Reporting.

The Servicer shall:

(a) On each Servicer Remittance Date, first, withdraw amounts on deposit in the Custodial Account as of the close of business on the related Determination Date for the related Collection Period (net of charges against and withdrawals from the related Custodial Account permitted pursuant to this Agreement) and deposit such amounts in the Servicing Reserve Account until the total amount on deposit in the Servicing Reserve Account equals the Servicing Reserve Target Amount, and then remit by wire transfer of immediately available funds to an account specified in the related Trust Agreement all remaining amounts deposited in the related Custodial Account.

(b) Not accept any prepayment of any Loan except as specified or authorized by the Servicing Standard and by the terms of the Loan, provided that the Servicer shall not be required to enforce any restriction on prepayment or collect any prepayment fee or penalty if the Mortgagor or any person or Government Authority acting on behalf of the Mortgagor challenges the legality of such enforcement or collection and the perceived consequences of defending the claim exceed the value of the prepayment fee or penalty.

(c) Upon payment of a Loan in full and receipt from the Trustee or its agent of any documents or information necessary to effect such release, have prepared and file any necessary release or satisfaction documents, continue servicing of the loan pending final settlement, and refund any of the Mortgagor deposits.

(d) Make applicable interest rate adjustments in compliance with the Servicing Standard and the related Mortgage Note. The Servicer shall execute and deliver all appropriate notices required by the Servicing Standard and the Loan documents including but not limited to, monthly notification to the Trustee and the Depositor, of applicable information regarding such interest rate adjustment, and methods of implementation of such interest rate adjustments and of all prepayments of any loan hereunder by the Mortgagor.

(e) Furnish copies of standard reports in the format set forth in Exhibit I attached hereto on each Servicer Remittance Date, perform such other customary duties and execute such other documents in connection with its duties hereunder as the Trustee, the Depositor or the REO Owner from time to time reasonably may require subject to the provisions of Section 2.5 (f) hereof.

(f) In the event the Trustee, the Depositor or the REO Owner requests the Servicer to provide special reports or data files or render other related services to the Trustee, the Depositor or the REO Owner or any third party, the Servicer shall use its best efforts to provide said reports, data files, or related services subject to the payment of a separate fee to be determined in advance by the Trustee, the Depositor or the REO Owner, as applicable, and the Servicer. The Servicer shall thereupon bill the requesting party for the cost of such reports, data files or related services including related delivery costs, in accordance with the negotiated fee schedule.

2.6 Delinquency Control.

The Servicer shall in accordance with the Servicing Standard:

(a) Be responsible for protecting each Owner’s interest in the Loans in accordance with the Servicing Standard. The Servicer’s delinquent mortgage servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of delinquent Loans, a procedure that provides for sending delinquent notices, and assessing late charges, and a procedure for the individual analysis of distressed or chronically delinquent loans;

(b) Maintain a collection department and an on-line automated collection system that complies with the Servicing Standard in all material respects; and

(c) Provide the Trustee and the Depositor with a month-end collection and delinquency report identifying any delinquent loans, and from time to time as the need may arise, provide the Trustee and the Depositor with loan service reports relating to any items of information which the Servicer is otherwise required to provide hereunder, or detailing any matters the Servicer believes should be brought to the special attention of the Trustee and the Depositor.

2.7 Foreclosure.

(a) The Servicer shall use its reasonable efforts, consistent with and subject to the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or for other disposition of such Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage that is not covered by a hazard insurance policy or other insurance policy, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Loan after reimbursement to itself for such expenses and that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds or otherwise.

Unless otherwise directed by the Depositor, as an alternative to foreclosure, the Servicer may sell a defaulted Loan if the Servicer determines that such a sale is likely to increase the amount of Liquidation Proceeds, and any such sale of a defaulted Loan by the Servicer shall be effected in a manner expected, in the reasonable judgment of the Servicer, to maximize Liquidation Proceeds. The Servicer has no duty to pursue loan sales as part of its loss mitigation procedures.

(b) Notwithstanding the foregoing provisions of this Section 2.7 or any other provision of this Agreement, with respect to any Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Holder as beneficial owner of the related Trust, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the related Trust and the Holder as the beneficial owner of such Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trustee to take such actions with respect to the affected Mortgaged Property.

With respect to each Loan, the Servicer shall make the determination described above on the basis of a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, without regard to whether the Servicer has received notice or has actual knowledge of the presence of any toxic or hazardous substances on the related Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.7 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account in accordance with Section 2.3(d).

If the Servicer determines, as described above, that it is in the best economic interest of the Trustee to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trustee. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 2.3(d).

With respect to any commercial property, without regard to whether the Servicer otherwise has notice or knowledge of the presence of any toxic or hazardous substance thereon, the Servicer shall use its reasonable best judgment, subject to the Servicing Standard, in determining whether to obtain an environmental audit report as described above prior to taking any action described in clauses (i) or (ii) of this paragraph (b).

(c) Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, unless otherwise directed by the Depositor, the Servicer shall not foreclose upon any Mortgaged Property securing a Loan if in the reasonable judgment of the Servicer it would not be in the best economic interests of the related Trust and the Holder as the beneficial owner of such Trust to foreclose upon such Mortgaged Property. In such event, the Servicer will not be required to make any Servicing Advances or any other advances in connection with the Loan, and the Servicer will render a Final Recovery Determination in connection with the Loan.

2.8 REO Property.

Except to the extent that the Applicable Requirements provide otherwise, the following provisions shall apply to the management and disposition of REO Property:

(a) At the option of the Servicer, the deed or certificate of sale to any REO Property may be taken in the name of (i) the REO Owner, (ii) the Servicer on behalf of the REO Owner, (iii) IB Property Holdings, LLC, as designee of the Servicer on behalf of the REO Owner, (iv) any entity designated by the REO Owner or (v) any other entity used by the Servicer to hold REO Property on behalf of investors and/or owners.

(b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the REO Owner (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Custodial Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the REO Owner. In connection therewith, the Servicer shall deposit, or cause to be deposited, in the REO Account all revenues received by it with respect to an REO Property, which may be net of funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation: (i) all insurance premiums due and payable in respect of such REO Property; (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and (iii) all costs and expenses necessary to maintain such REO Property. In addition, the Servicer may withdraw the amounts set forth in clauses (i) through (iii) to the extent the Servicer has not previously netted such amounts from its deposit. To the extent that amounts netted by the Servicer and amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

(d) Upon request by the REO Owner or in the Servicer’s discretion, with respect to any REO Property, the Servicer shall obtain broker price opinions from parties selected by the Servicer, and shall solicit, in a commercially reasonable manner, bids for the purchase of such REO Property.

Each REO disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer reasonably determines to be in the best interest of the REO Owner and provided the sales price and the related terms and conditions are results of arm’s-length negotiation. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Compensation and unreimbursed advances made pursuant to this Section, and on the Servicer Remittance Date immediately following the date on which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be remitted to the REO Owner. The REO Owner acknowledges and agrees that the Servicer or an Affiliate may receive usual and customary real estate referral fees from real estate brokers in connection with the listing and disposition of REO.

(e) In addition to the withdrawals permitted under Section 2.3(d), the Servicer may from time to time make withdrawals from the REO Account for any REO Property to reimburse itself for unreimbursed Servicing Advances made in respect of such REO Property or the related Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and remit to the REO Owner the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant hereto.

(f) On or before February 28 of each year, the Servicer shall file information returns (or extensions, if necessary) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code and a copy thereof shall be sent to the REO Owner and the Depositor promptly after the filing thereof.

2.9 Books and Records.

(a) Upon written request of the Trustee, the REO Owner, the Depositor or the Holder, the Servicer shall furnish a detailed statement of its financial condition, shall give such requesting party or its authorized representative opportunity upon notice at any time during its normal business hours to examine the Servicer’s books and records and operating procedures, or shall cause a nationally recognized certified public accountant selected and employed by it to provide the Trustee, the REO Owner and the Depositor not later than ninety (90) days after the close of the Servicer’s fiscal year, with a certified statement of the Servicer’s financial condition as of the close of its fiscal year. The Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Trustee, the REO Owner or the Depositor. Any additional requests for loan audit or confirmations to be performed by the Servicer’s audit firm on the Loans shall be at the sole expense of the requesting party. The Servicer will keep records in accordance with industry standards pertaining to each Loan and REO Property, and such records shall be the property of the related Owner and upon termination of this Agreement shall be delivered to the related Owner at the expense of the applicable Trust or such REO Owner.

(b) The Servicer shall provide to the Trustee, the REO Owner and the Depositor, and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations), access to the documentation regarding the Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

(c) The Servicer shall advise the Trustee, the REO Owner, the Depositor and the Holder of any audit, investigation or examination by any government agency, or any putative class action, that challenges in any material respect the Servicer’s servicing of Loans or the REO Properties of the Servicer’s ability to perform under the provisions of this Agreement.

2.10 No Delinquency Advances; No Non-Recoverable Advances.

(a) The Servicer shall not be obligated to make any advances for delinquent Monthly Payments or any credit losses in respect of any Loans or REO Property.

(b) Notwithstanding anything in this Agreement to contrary, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a Non-Recoverable Advance in the reasonable judgment of Servicer.

2.11 No Prepayment Interest Shortfalls or Civil Relief Act Reductions.

(a) The Servicer shall not be obligated to make any payments with respect to prepayment interest shortfalls with respect to any Loans.

(b) The Servicer shall not be obligated to make any payments with respect to Civil Relief Act Reductions in respect of the Loans.

2.12 Reimbursement of Servicer.

In the event the Servicer is entitled to reimbursement for any Servicing Advances or other expenses incurred under this Agreement (including penalties, late fees or late charges incurred by the Servicer), any such request for reimbursement shall be reasonably documented by the Servicer in accordance with the Servicing Standard. In the event that amounts on deposit in the Custodial Account are insufficient to reimburse the Servicer for (i) Servicing Advances, (ii) penalties, late fees or late charges incurred by the Servicer, or (iii) expenses and costs incurred and reimbursable in accordance with Section 8.2 hereof that are in the aggregate in excess of $1,000,000, the Servicer shall be entitled to request reimbursement from the Depositor by providing the Depositor with an invoice (and the documentation required in accordance with the previous sentence) on the Servicer Remittance Date. The Depositor shall reimburse the Servicer in full no later than five (5) Business Days after such invoice has been provided.

The Servicer shall not be entitled to reimbursement for the fees of any third-party Subservicer contracted by the Servicer to service any Loan in any jurisdiction in which the Servicer has not obtained the necessary licenses or the Servicer otherwise deems it advisable.

2.13 HAMP Loans.

Notwithstanding anything in this Agreement to the contrary, with respect to any HAMP Loan, the Servicer shall comply with the guidelines of HAMP in the servicing of such Loan.

2.14 Servicing Files.

Each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the applicable Owner; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the applicable Owner or its designee. The Servicer’s possession of any portion of the mortgage loan documents shall be at the will of the applicable Owner for the sole purpose of facilitating servicing of the related Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the applicable Owner and the ownership of all records and documents with respect to the related Loan prepared by or which come into the possession of the Servicer shall immediately vest in the applicable Owner and shall be retained and maintained, in trust, by the Servicer at the will of the applicable Owner in such custodial capacity only. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with the written instructions of the applicable Owner.

2.15 Confidentiality/Protecting Customer Information.

Each party agrees that it shall comply with all applicable federal, state and local laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder.

2.16 Accounting.

At any time, upon the reasonable request by the applicable Owner, the Servicer shall account for all funds collected, netted, deposited and withdrawn from the Custodial Account, the Escrow Account and the REO Account, as applicable.

Upon termination of this Agreement, the Servicer shall (i) account for and turn over to the applicable Owner or the applicable Owner’s designee all funds collected hereunder, less the Servicing Compensation, HAMP Fees, Ancillary Income and unreimbursed Servicing Advances then due the Servicer, (ii) deliver to the Trustee or the Trustee’s designee, as applicable, all records and documents relating to each Loan then serviced and will advise the Mortgagors that their mortgages will henceforth be serviced by the applicable successor servicer and (iii) deliver to the REO Owner all records and documents relating to each REO Property subject to this Agreement.

2.17 Sale of Loans.

Upon receipt of written direction from the Depositor, the Servicer shall, on behalf of the related Trust:

(a) Enter into one or more mortgage loan sale agreements, which may have been negotiated by or on behalf of the Depositor, for the sale of one or more Loans or other property of a Trust, on a servicing retained or servicing released basis subject to Exhibit III hereof, to the one or more third-party purchasers on behalf of the Depositor on such terms as directed by the Depositor; or

(b) Conduct sales of identified Loans or other property of a Trust, by auction or otherwise, as directed by the Depositor, on a servicing retained or servicing released basis subject to Exhibit III hereof.

ARTICLE III

AGREEMENTS OF THE DEPOSITOR

3.1 Documentation.

(a) If applicable, at its sole cost and expense, upon the engagement of the Servicer hereunder, the Depositor shall provide, or cause the Servicer to be provided, with:

(i) Any documents or records, which are necessary or appropriate for the Servicer to conduct the servicing of the Loans, including without limitation, original Mortgage Notes;

(ii) Sufficient data and documentation for each Loan submitted hereunder to enable the Servicer to place and continue to service the Loan on its computer system; and

(iii) Prior to the release of good-bye letters, a complete and accurate listing of any Loans where the mortgage payment is inclusive of an optional insurance premium. This list shall also provide the name of the insurance company; type of premium coverage; premium amount; and the name and telephone number of the individual at the Depositor’s firm or affiliation knowledgeable as to such coverage.

(b) Upon the initial transfer of Loans to the Depositor, the Depositor shall use its best efforts to cause the prior servicer of each Loan to provide the Servicer with:

(i) Documentation that a hazard insurance policy is in force for each Loan delivered to the Servicer for servicing or management, together with copies of all change of Loan notifications submitted to the applicable hazard insurance company;

(ii) Tax service contracts from an issuer reasonably acceptable to the Servicer. In lieu thereof, the Depositor may provide the Servicer with the requisite fee for the Servicer to acquire such contracts; and

(iii) Flood contracts from an issuer reasonably acceptable to the Servicer. In lieu thereof, the related Depositor may provide the Servicer with the requisite fee for the Servicer to acquire such contracts.

ARTICLE IV

COMPENSATION AND SOLICITATION

4.1 Servicing Compensation.

On each Servicer Remittance Date, with respect to each Loan and REO Property, the applicable Owner shall pay the Servicer the Servicing Fee irrespective of Monthly Payments collected by the Servicer on the Loan, a monthly refinancing fee (the “Refinancing Fee”) and a monthly third-party services fee (the “Third-Party Services Fee”), each as set forth on Exhibit III hereto. The Servicer shall also be entitled to any and all Ancillary Income collected during the related Collection Period. The Servicer is hereby authorized, at its sole option, to net its Servicing Compensation (or a portion thereof), Ancillary Income (or portion thereof) and HAMP Fees from the amounts on deposit in the Custodial Account. In addition, the Servicer shall be entitled to retain any HAMP Fees payable to and received by it in connection with the servicing of a HAMP Loan. With respect to any Loan and a Trust, to the extent that the Servicer is unable to net the related Servicing Compensation from amounts on deposit in the related Custodial Account and amounts, if any, on deposit in any trust account relating to the Trust are insufficient to pay the Servicer such Servicing Compensation, the Depositor shall cause the Holder to pay the Servicing Compensation to the Servicer on or before the related Servicer Remittance Date.

4.2 Solicitation.

The Servicer or any Affiliate shall be entitled to solicit or assist in the solicitation of individual Mortgagors, directly or indirectly, for any purpose including without limitation refinancing, subordinate financing on the related Mortgaged Property, home equity insurance, or any other financial service or product.

ARTICLE V

TERM AND TERMINATION

5.1 Term and Notice.

The term of this Agreement shall extend to the Termination Date.

5.2 Termination.

(a) In the event of a breach of the Servicer’s obligation to make the remittances required pursuant to Section 2.5, the Trustee shall give prompt written notice to the Servicer and the Depositor. If such breach is not cured by the Servicer within two (2) Business Days after receipt of such notice, the Depositor may terminate this Agreement and require the prompt transfer of the related Servicing Files, mortgage loan documents, and data to the Depositor or a successor servicer designated by the Depositor at the Servicer’s cost and expense. In the event of any other material breach of any other provision of this Agreement by the Servicer, which breach is curable, the Servicer shall have thirty (30) days to cure such breach. If such breach is not cured by the Servicer within such thirty day period after receipt of such notice, the Depositor may terminate this Agreement with respect to the Loans and require the prompt transfer of the related Servicing Files, mortgage loan documents, and data to the Depositor or a successor servicer designated by the Depositor at the Servicer’s cost and expense.

In the event that the Trustee fails to perform any of its obligations under this Agreement, the Servicer shall give prompt written notice to the Trustee and the Depositor. If such failure is (i) not cured by the Trustee and (ii) the Depositor has not replaced the Trustee within thirty (30) days after receipt of such notice and such failure prevents the Servicer from its performance under this Agreement with respect to some or all of the Loans, the Servicer, at its option, may terminate its servicing of the affected Loans under this Agreement and provide prompt written notice thereof to the Depositor. Upon receipt of such notice, the Depositor shall cause the physical servicing of the affected Loans to be promptly transferred to the Depositor or a successor servicer designated by the Depositor.

In the event that the Depositor fails to perform any of its obligations under this Agreement, the Servicer shall give prompt written notice to the Trustee and the Depositor. If such failure is not cured by the Depositor within thirty (30) days after receipt of such notice and such failure prevents the Servicer from its performance under this Agreement with respect to some or all of the Loans, the Servicer, at its option, may terminate its servicing of the affected Loans under this Agreement and provide prompt written notice thereof to the Depositor. Upon receipt of such notice, the Depositor shall cause the physical servicing of the affected Loans to be promptly transferred to the Depositor or a successor servicer designated by the Depositor.

At any time during the term hereof, the Depositor may, without cause, by one hundred twenty (120) days prior written notice to the Servicer and the Trustee, terminate this Agreement as to all but not less than all Loans then being serviced; provided, however, the Depositor shall reimburse the Servicer for the costs of any related servicing transfer.

(b) In the event of a breach of the Servicer’s obligation to make any remittances required pursuant to Section 2.8, the REO Owner shall give prompt written notice to the Servicer. If such breach is not cured by the Servicer within two (2) Business Days after receipt of such notice, the REO Owner may terminate this Agreement and require the prompt transfer of the related REO Properties (to the extent that the Servicer has taken legal title to such REO Properties on behalf of the REO Owner), Servicing Files, documents, and data to the REO Owner or a successor servicer designated by the REO Owner at the Servicer’s cost and expense. In the event of any other material breach of any other provision of this Agreement by the Servicer, which breach is curable, the Servicer shall have thirty (30) days to cure such breach. If such breach is not cured by the Servicer within such thirty day period after receipt of such notice, the REO Owner may terminate this Agreement with respect to the REO Properties and require the prompt transfer of the related REO Properties (to the extent that the Servicer has taken legal title to such REO Properties on behalf of the REO Owner), Servicing Files, documents, and data to the REO Owner or a successor servicer designated by the REO Owner at the Servicer’s cost and expense.

In the event that the REO Owner fails to perform any of its obligations under this Agreement, the Servicer shall give prompt written notice to the REO Owner. If such failure is not cured by the REO Owner within thirty (30) Business Days after receipt of such notice and such failure prevents the Servicer from its performance under this Agreement with respect to some or all of the REO Properties, the Servicer, at its option, may terminate its servicing of the affected REO Properties under this Agreement and provide prompt written notice thereof to the REO Owner. Upon receipt of such notice, the REO Owner shall cause the physical servicing of the affected REO Properties to be promptly transferred to the REO Owner or a successor servicer designated by the REO Owner.

At any time during the term hereof, the REO Owner may, without cause, by one hundred twenty (120) days prior written notice to the Servicer and the Trustee, terminate this Agreement as to all but not less than all REO Properties then being serviced; provided, however, the REO Owner shall reimburse the Servicer for the costs of any related servicing transfer.

Upon written request from the Depositor, the Holder or REO Owner, the Servicer shall prepare, execute and deliver to a successor servicer any and all documents and other instruments, place in such successor’s possession all mortgage documents and do or cause to be done all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents to the successor servicer at the expense of the related Trust Fund and the delivery of all funds on deposit in any Custodial Account or any REO Account to the successor servicer. The Servicer agrees to reasonably cooperate with the Depositor, the Holder or the REO owner and such successor servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or REO Account or thereafter received with respect to the Loans and the REO Properties.

In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement.

Any termination or resignation of the Servicer or this Agreement shall not affect any claims that the Depositor, the Holder or the REO Owner may have against the Servicer arising prior to any such termination or resignation.

5.3 Reimbursement.

In connection with any termination or transfer, on the servicing transfer date, the Trustee on behalf of the Trust shall reimburse the Servicer for all Servicing Advances made in accordance with the terms of this Agreement as reasonably determined by the Depositor net of any amounts owed to the Trustee on behalf of the Trust by the Servicer pursuant to this Agreement. In the event that funds on deposit in the trust account for the related Trust are insufficient and consequently the Trustee is unable to reimburse the Servicer as required by this Section 5.3, the Depositor shall reimburse the Servicer for such unreimbursed Servicing Advances.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE DEPOSITOR AND THE REO OWNER

6.1 Representations of the Depositor.

As of the date hereof, the Depositor warrants and represents to, and covenants and agrees with, each of the Servicer, the REO Owner and the Trustee as follows:

(a) Authority.

The Depositor is a duly organized and validly existing [            ] in good standing under the laws of the [            ] and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of the Depositor are duly authorized to do so.

(b) Authorization, Enforceability and Execution.

The Depositor has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Depositor has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Depositor, enforceable against it in accordance with its terms, except to the extent that bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally. The signatory executing this Agreement on behalf of the Depositor is duly authorized to execute and deliver such document.

(c) No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Depositor’s Certificate of Formation or Operating Agreement, or of the Depositor’s other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Depositor is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Depositor, except as would not have a material adverse effect on the Depositor, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Depositor.

(d) No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Depositor with this Agreement or if required, such approval has been obtained prior to the date of execution hereof.

(e) No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Depositor, threatened, nor is there any order, injunction or decree outstanding against or relating to the Depositor or the Loans, which could have a material adverse effect upon any of the Loans, result in any liability to the Servicer or materially impair the ability of the Depositor to perform its obligations hereunder; nor does the Depositor know of any material basis for any such litigation, proceeding, claim or demand or governmental investigation. The Depositor is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Depositor is a party or is subject, and the Depositor is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation might materially and adversely affect any of the Loans or result in material cost or liability to the Servicer.

(f) No Accrued Liabilities.

There are no accrued liabilities of the Depositor with respect to the Loans or circumstances under which such accrued liabilities will arise against the Servicer.

6.2 Representations of the REO Owner.

As of the date hereof, the REO Owner warrants and represents to, and covenants and agrees with, each of the Servicer, the Depositor and the Trustee as follows:

(a) Authority.

The REO Owner is a duly organized and validly existing [            ] in good standing under the laws of the [            ] and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of the REO Owner are duly authorized to do so.

(b) Authorization, Enforceability and Execution.

The REO Owner has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The REO Owner has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the REO Owner, enforceable against it in accordance with its terms, except to the extent that bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally. The signatory executing this Agreement on behalf of the REO Owner is duly authorized to execute and deliver such document.

(c) No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the REO Owner’s Articles of Incorporation or By-Laws, or of the REO Owner’s other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the REO Owner is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the REO Owner, except as would not have a material adverse effect on the REO Owner, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the REO Owner.

(d) No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the REO Owner with this Agreement or if required, such approval has been obtained prior to the date of execution hereof.

(e) No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the REO Owner, threatened, nor is there any order, injunction or decree outstanding against or relating to the REO Owner or the REO Properties, which could have a material adverse effect upon any of the REO Properties, result in any liability to the Servicer or materially impair the ability of the REO Owner to perform its obligations hereunder; nor does the REO Owner know of any material basis for any such litigation, proceeding, claim or demand or governmental investigation. The REO Owner is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the REO Owner is a party or is subject, and the REO Owner is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation might materially and adversely affect any of the REO Properties or result in material cost or liability to the Servicer.

(f) No Accrued Liabilities.

There are no accrued liabilities of the REO Owner with respect to the REO Properties or circumstances under which such accrued liabilities will arise against the Servicer.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER

Subject to the provisions of Article VIII herein below, the Servicer warrants and represents to, and covenants and agrees with, each of the Trustee, the REO Owner and the Depositor as follows:

7.1 Notice of Breach.

The Servicer shall promptly notify the Trustee, the REO Owner and the Depositor of any failure on its part to observe and perform any material warranty, representation, covenant or agreement required to be observed and performed by it as a servicer under this Agreement.

7.2 Authority.

The Servicer is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and all jurisdictions in which it conducts its servicing obligations, and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of the Servicer are duly authorized to do so.

7.3 Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

7.4 Authorization, Enforceability and Execution.

The Servicer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Servicer has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Servicer, enforceable against it in accordance with its terms, except to the extent that bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally. The signatory executing this Agreement on behalf of the Servicer is duly authorized to execute and deliver such document.

7.5 No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Servicer’s limited liability agreement or of the Servicer’s other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Servicer is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Servicer, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer.

7.6 No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Servicer with this Agreement or if required, such approval has been obtained prior to the date of execution hereof.

7.7 No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer, which could have a material adverse effect upon any of the Loans, result in any liability to the Trustee, the REO Owner or the Depositor or materially impair the ability of the Servicer to perform its obligations hereunder; nor does the Servicer know of any material basis for any such litigation, proceeding, claim or demand or governmental investigation. The Servicer is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Servicer is a party or is subject, and the Servicer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation might materially and adversely affect any of the Loans or result in material cost or liability to the Servicer.

7.8 Ability to Service.

The Servicer has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Loans. The Servicer is in good standing to service mortgage loans in every jurisdiction wherein the Mortgaged Properties are located.

7.9 State and Local Licenses.

The Servicer has all state and local licenses, permits, registrations, and approvals that are required to conduct its obligations under this Agreement and shall maintain such approvals throughout the term of this Agreement. The Servicer shall maintain a net worth of $1,000,000 on a non-consolidated, stand-alone basis.

7.10 Compliance with Laws.

The Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or would materially and adversely affect its performance hereunder.

7.11 Insolvency.

The Servicer has not (i) admitted in writing its inability to pay its debts generally as they become due, (ii) filed a petition to take advantage of any applicable insolvency or reorganization statute, (iii) made an assignment for the benefit of its creditors or (iv) voluntarily suspended payment of any of its obligations.

7.12 Agency Approvals.

The Servicer is an approved servicer for FHA, FHLMC, FNMA, HUD and VA, is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, and shall maintain such approvals throughout the term of this Agreement.

ARTICLE VIII

INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL

8.1 Independence of Parties.

The following terms shall govern the relationship between the parties hereto:

(a) The Servicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture among the Trustee, the REO Owner, the Depositor and the Servicer, or between any of them.

(b) Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the representations and warranties of the Servicer contained in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Mortgagor.

(c) Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the Servicer shall not be responsible for performance or compliance under any loan repurchase agreements, indemnifications, representations or warranties of an origination nature made by the Depositor, a prior servicer or any other party to the Trustee.

8.2 Standard of Liability; Indemnification.

The Servicer shall not be liable to the Trustee, the REO Owner or the Depositor or its officers, employees, agents and directors for any actions or omissions to act in connection with the servicing of the Loans and REO Properties pursuant to this Agreement or for errors in judgment, except for actions or omissions to act of the Servicer which involve the Servicer’s fraud, gross negligence, willful misconduct, bad faith or a failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement.

The Servicer agrees to indemnify, defend, and hold harmless, the Depositor, the Trustee, each applicable Trust, the REO Owner, their respective officers, employees, agents and directors from any liability, claim, loss, demand, action, damage, assessment, deficiency, tax, cost and expense, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of the Servicer’s fraud, gross negligence, willful misconduct, bad faith or a failure (i) to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement or (ii) to service the Loans in material compliance with the terms of this Agreement.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Loans and REO Properties in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent (not to be unreasonably withheld) of the Trustee (at the direction of the Holder) or the Depositor and, as applicable, the REO Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement from the related Custodial Account for its reasonable legal expenses and costs of such action.

In addition, the Servicer, the Trustee, the REO Owner and the Depositor and their respective directors, officers, employees and agents shall be entitled to indemnification from, and are hereby indemnified by, the related Trust for any loss, liability or expense incurred in connection with any claim, demand, action or legal proceeding arising out of, or in connection with, the acceptance or administration of the Loans including, without limitation, servicing of the related Loans, the related REO Property and the costs and expenses (including reasonable attorney’s fees) of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, except if and to the extent such loss, liability or expense results from or arises out of the fraud, negligence, willful misconduct, bad faith or a failure to perform any or all of their covenants, agreements, warranties or representations contained in this Agreement on the part of the indemnified party. Such indemnification shall include but not be limited to losses, liability or expenses resulting from or arising out of the origination, sale or prior servicing of any Loan or REO Property.

8.3 Indemnification by the Depositor and the REO Owner.

The Depositor agrees to indemnify, defend, and hold harmless the Servicer and its affiliates, managers, officers, trustees, directors, employees and members from any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees (“Damages”), directly or indirectly resulting from or arising out of (i) the Depositor’s failure to observe or perform any or all of the Depositor’s covenants, agreements, warranties or representations contained in this Agreement or (ii) any actions or omissions to act by the Servicer in connection with the servicing of the Loans, in each case unless due to the Servicer’s fraud, gross negligence, willful misconduct, bad faith or failure to perform any or all of its covenants, agreements, warranties or representations contained in this Agreement.

The REO Owner agrees to indemnify, defend, and hold harmless the Servicer and its affiliates, managers, officers, trustees, directors, employees and members from any Damages, directly or indirectly resulting from or arising out of (i) the REO Owner’s failure to observe or perform any or all of the REO Owner’s covenants, agreements, warranties or representations contained in this Agreement or (ii) any actions or omissions to act by the Servicer in connection with the servicing of the REO Properties, in each case unless due to the Servicer’s fraud, gross negligence, willful misconduct, bad faith or failure to perform any or all of its covenants, agreements, warranties or representations contained in this Agreement.

The Depositor agrees to indemnify, defend, and hold harmless the Trustee, each applicable Trust, their respective officers, affiliates, managers, trustees, directors, employees and members from any Damages, directly or indirectly resulting from or arising out of the Depositor’s failure to observe or perform any or all of the Depositor’s covenants, agreements, warranties or representations contained in this Agreement.

The REO Owner agrees to indemnify, defend, and hold harmless the Trustee, each applicable Trust, their respective officers, affiliates, managers, trustees, directors, employees and members from any Damages, directly or indirectly resulting from or arising out of the REO Owner’s failure to observe or perform any or all of the REO Owner’s covenants, agreements, warranties or representations contained in this Agreement.

8.4 Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to the terms of this Agreement, the party seeking indemnification (the “Indemnitee”) will use its commercially reasonable efforts to notify the other party (the “Indemnitor”) in writing thereof in sufficient time for the Indemnitor to respond to such claim or answer or otherwise plead in such action. Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee to promptly notify the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith. If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and to the extent that it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee; provided that the Servicer as the indemnitee shall be entitled to control the defense of any class action claim or claim of a Governmental Authority. After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct, or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses consequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim and make its personnel, books and records relevant to the claim available to the Indemnitor. In the event the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee will not settle such claim, demand or assessment without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

8.5 Survival.

The indemnifications, representations and warranties set forth herein shall survive the termination or assignment of this Agreement and the resignation or termination of the Servicer.

ARTICLE IX

ANNUAL REPORTING; AUDITS

9.1 Servicer Compliance Statement.

On or before March 20 of each calendar year, commencing in 2010, the Servicer shall deliver to the Trustee, the REO Owner and the Depositor a statement of compliance addressed to the Trustee, the REO Owner and the Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof. A statement of compliance delivered pursuant to this Section 9.1 shall not be considered a notice of breach delivered pursuant to Section 7.1 hereof.

9.2 Report on Assessment of Compliance and Attestation.

On or before March 20 of each calendar year, commencing in 2010, the Servicer shall deliver to the Trustee, the REO Owner and the Depositor, in its sole discretion, either (i) a report regarding the Servicer’s assessment of compliance with applicable servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB with a related report of a registered public accounting firm for such assessment of compliance or (ii) a Uniform Single Attestation Program audit report from its independent auditors.

ARTICLE X

MISCELLANEOUS

10.1 Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time. To accommodate these changes, the Servicer may from time to time notify the Trustee, the REO Owner and the Depositor of such material changes in practices and procedures.

10.2 Assignment of Servicing; Use of Subservicers.

(a) This Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the REO Owner and the Depositor; provided, however, that this Agreement and the rights and obligations of the Servicer shall be assumed by (i) any entity into which the Servicer may be merged or consolidated, or any entity succeeding to the business of the Servicer; provided, however, that the successor or surviving Person shall be an institution whose business includes the servicing of mortgage loans or (ii) any Affiliate of the Servicer in each case meeting the requirements of Section 7.9 hereof.

(b) Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Depositor, the REO Owner and the Trustee for the servicing and administering of the Loans and REO Properties in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans and REO Properties. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans and REO Properties when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Loans and REO Properties include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(c) In the event the Servicer shall for any reason no longer be the Servicer, a successor servicer, on behalf of the Depositor, the REO Owner and the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each subservicing agreement that the Servicer may have entered into, unless the successor servicer elects to terminate any subservicing agreement in accordance with its terms. The successor servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each subservicing agreement to the same extent as if the subservicing agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreements to the extent that such liability or obligations are incurred prior to the replacement of the predecessor Servicer. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Loans and REO Properties then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party.

(d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Depositor, the REO Owner and the Trustee, shall enforce the obligations of each Subservicer under the related subservicing agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Loans and REO Properties. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loan or REO Property or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(e) Any subservicing agreement that may be entered into and any other transactions or services relating to the Loans and REO Properties involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Trustee, the REO Owner or the Depositor shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 10.2(d) above.

10.3 Rights of Holder.

The Holder with respect to each Trust is an intended third party beneficiary of this Agreement and shall have the right to enforce the obligations of the Servicer hereunder to the extent provided in the related Pass-Through Trust Agreement.

10.4 Prior Agreements.

If any provision of this Agreement is inconsistent with any prior Agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the effective date of this Agreement, the relationship and agreements among the parties shall be governed in accordance with the terms of this Agreement.

10.5 Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by each party.

10.6 Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.7 Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until the Termination Date, unless sooner terminated pursuant to the terms hereof.

10.8 Damage Limitation.

IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY

KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION), ARISING OUT OF THIS AGREEMENT.

10.9 Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.10 Force Majeure.

The Servicer will not be responsible for delays or failures in such performance resulting from acts of God, strikes, riots, acts of war, terrorism, earthquakes or other similar events outside of the control of the Servicer.

10.11 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt or upon three (3) Business Days after the delivery or mailing thereof, as the case may be, sent by certified mail, return receipt requested, or by nationally recognized overnight carrier, by e-mail or by facsimile to the attention of the person named at the address set forth on the signature page hereof; provided that any notice of breach, default or termination hereunder shall not be delivered by e-mail or facsimile.

10.12 Waivers.

Any of the Trustee, the REO Owner, the Depositor and the Servicer may:

(a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other parties hereunder; and

(b) Waive or modify performance of any of the obligations of the other parties hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach nor shall a waiver by one party hereto operate or be construed to be a waiver of any other party hereto with respect to the subject matter of such waiver.

10.13 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

10.14 Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

10.15 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

10.16 Severability.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Holder, the rights of the REO Owner, the rights of the Depositor or the rights of the Trustee.

10.17 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

Servicer:

BAYVIEW LOAN SERVICING, LLC

By:
	Name:	Richard O’Brien
	Title:	Senior Vice President
	Address:	4425 Ponce de Leon Blvd., 5th Floor
Coral Gables, Florida 33146
Tax Identification No.: 65-0925973

Depositor:

[QRS]

By:
Name:
Title:
Address:

REO Owner:

[REO LLC]

By:
Name:
Title:
Address:

Trustee:

[NAME OF TRUSTEE], not in its individual capacity, but solely as trustee of the [NAME OF TRUST]

By:
Name:
Title:
Address:

EXHIBIT I

SAMPLE REPORTING

Invtb.rpt

Trial Balance For

08/25/04 4:08:16 PM											Page	# 1

Investor ID/Name:

Loan ID	Borr Name	Inv Loan #	LPI Date	P&I Constant	Interest Rate	Serv Fee %	Net Yield	Principal Bal	Escrow Bal	Assist. Bal	Unapplied Bal

Exhibit I-1

Invcoll.rpt

08/25/2004	Principal and Interest Collections For	4:12:40 PM Page # 1

Investor

Loan ID	Investor Loan ID	Received Date	Due Date Principal Collected	Interest Collected	Service Fee Collected	Net Interest Collected

Exhibit I-2

EXHIBIT II

FORM OF TRUST ADDENDUM

[NAME OF TRUST]

THIS TRUST ADDENDUM (the “Trust Addendum”) is entered into as of [_____], 20[__], by and among [QRS], as depositor (the “Depositor”), Bayview Loan Servicing, LLC, as servicer (the “Servicer”) and [TRUSTEE] (the “Trustee”), not in its individual capacity, but solely as trustee of the [NAME OF TRUST], created pursuant to that certain pass-through trust agreement dated as of [_____], 20[__], between the Depositor and the Trustee (the “Pass-Through Trust Agreement”). This Trust Addendum incorporates by reference the terms and conditions of the Servicing Agreement (the “Agreement”) dated as of [_____] by and among the Depositor, [REO LLC] and the Servicer, as such may be amended from time to time, except as otherwise provided below. All capitalized terms not defined herein shall have the meanings given such terms in the Agreement.

1.	The Servicer shall service the Loans identified on Exhibit A attached hereto in accordance with the terms of the Agreement and this Trust Addendum on behalf of the Trustee, as trustee for the [NAME OF TRUST] (the “Trust”).

2.	The Custodial Account for the Trust shall be opened by the Servicer in the name of [_____].

3.	The Servicing Reserve Account for the Trust shall be opened by the Servicer in the name of [_____].

4.	The Escrow Account for the Trust shall be opened by the Servicer in the name of [_____].

5.	[OTHER TERMS RELATING TO TRUST].

[Signature Page Follows]

Exhibit II-1

IN WITNESS WHEREOF, the parties have entered into this Trust Addendum as of the date set forth above.

[QRS], as Depositor

By:
Name: Title:

BAYVIEW LOAN SERVICING, LLC, as Servicer

By:
Name: Title:

[TRUSTEE], as Trustee

By:
Name: Title:

Exhibit II-2

EXHIBIT III

TERM SHEET

BASE SERVICING FEE PERCENTAGE

(per loan)

With respect to each Loan, the Base Servicing Fee Percentage for that Loan shall be set forth in the Servicer’s servicing records. The Base Servicing Fee Percentage for a Loan or pool of Loans shall be determined by Bayview Fund Management, LLC, as manager under the Management Agreement (the “Manager”) in accordance with written guidelines approved by (i) the independent members of the board of directors of Bayview Mortgage Capital, Inc., (ii) the Holder and (iii) the Servicer. The following factors shall be taken into account in setting such guidelines: The Base Servicing Fee Percentage shall (i) be based on the risk characteristics of the Loans in a particular pool, including the market value of the underlying properties, creditworthiness of the borrowers, seasoning of the Loans, degree of levels, (ii) be consistent with the assumptions used by the Manager in determining the bid for the related portfolio of Loans, (iii) be competitive with those charged by specialty mortgage loan servicers providing comparable services for comparable mortgage loans, and (iv) range from 25 to 100 basis points per annum on the unpaid principal balance of the related Loans.

MISCELLANEOUS ONE-TIME AND OTHER FEES

REO Fee: 50 basis points of the sales price received in connection with the disposition of an REO Property.

HAMP Fees: The Servicer shall be entitled to retain any incentive payments payable to mortgage loan servicers under the U.S. Treasury’s Home Affordable Modification Program (or other similar mortgage loan modification programs that the Servicer participates in).

Non-HAMP Modification Fee: $1000 for non-HAMP modifications.

Non-HAMP Short Sales: 50 basis points of the unpaid principal balance of the Loan as of the date of such sale.

Refinancing Fee / Third Party Services Fee: In the event the Servicer effects a refinancing of a Loan on behalf of the Owner either by the Servicer itself or through a third party lender the Servicer shall be entitled to retain a fee (set, as of the date of this Agreement, at one and one-half percent (1.5%) of the unpaid principal balance of the refinanced Loan). The amount of the Refinancing Fee, or the Third Party Services Fee, as the case may be, shall be subject to review by the Depositor and the Servicer from time to time to reflect market rates and may be adjusted from time to time upon the mutual consent of the Depositor and the Servicer. The Depositor shall reimburse the Servicer for any out of pocket expenses that the Servicer incurs in connection with any such origination, including title fees, legal fees and closing costs.

Ancillary Income: The Servicer is entitled to retain Ancillary Income.

Exhibit III-1

EXHIBIT IV

FORM OF LIMITED POWER OF ATTORNEY

____________ (as trustee on behalf of [NAME OF TRUST] the “Trustee”) hereby appoints Bayview Loan Servicing, LLC (“Bayview”), as its true and lawful attorney-in-fact to act in the name, place and stead of the Trustee for the purposes set forth below. This Limited Power of Attorney is given pursuant to a certain Servicing Agreement by and among the Trustee, [QRS] (the “Depositor”) and Bayview dated _________________, (the “Agreement”) to which reference is made for the definition of all capitalized terms herein.

Now therefore, the Trustee does hereby constitute and appoint Bayview the true and lawful attorney-in-fact of the Trustee and in the Trustee’s name, place and stead with respect to each Loan serviced by Bayview pursuant to the Agreement for the following, and only the following, purposes:

1. To execute, acknowledge, seal and deliver deed of trust/mortgage note endorsements, assignments of deed of trust/mortgage and other recorded documents, satisfactions/ releases/reconveyances of deed of trust/mortgage, tax authority notifications and declaration, deeds, bills of sale, and other instruments of sale, conveyance, and transfer, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate to effect its execution, delivery, conveyance, recordation of filing.

2. To (i) prepare, execute and deliver, on behalf of the Trustee, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers, consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related servicing file; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this clause (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of the Trustee such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

3. To transact business of any kind regarding the Loans, and obtain an interest therein and/or building thereon, as the Trustee’s act and deed, to contact for, purchase, receive and take possession and evidence of title in and to the property and/or to secure payment of a promissory note or performance of any obligation or agreement.

4. To execute and deliver affidavits of debt, substitutions of trustee, substitutions of counsel, non-military affidavits, notices of rescission, foreclosure deeds, transfer tax affidavit, affidavits of merit, verification of complaint, notices to quit, bankruptcy declarations for the purpose of

Exhibit IV-1

filing motions to lift stays and other documents or notice filings on behalf of the Trustee in connection with foreclosure, bankruptcy and eviction actions.

5. To endorse and/or assign checks or negotiable instruments received by Bayview as a Monthly Payment.

The Trustee intends that this Limited Power of Attorney be coupled with an interest.

The Trustee further grants to its attorney-in-fact full authority to act in any manner both proper and necessary to exercise the foregoing powers, and ratifies every act that Bayview may lawfully and reasonably perform in exercising those powers by virtue hereof and in accordance with the Agreement.

The Trustee further grants to Bayview the limited power of substitution and revocation of another party for the purpose and only for the purpose of endorsing or assigning notes or security instruments in the Trustee’s name, and hereby ratifies and confirms all that the attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by authority of this power of attorney and the rights and powers granted hereby.

Bayview shall indemnify, defend and hold harmless the Trustee and its successors and assigns from and against any and all losses, costs, expenses (including, without limitation, actual attorneys’ fees), damages, liabilities, demands or claims of any kind whatsoever, (“Claims”) arising out of, related to, or in connection with (i) any act taken by Bayview (or its substitute or substitutes) pursuant to this Limited Power of Attorney, which act results in a Claim solely by virtue of the unlawful use of this Limited Power of Attorney (and not as a result of a Claim related to the underlying instrument with respect to which this Limited Power of Attorney has been used), or (ii) any use or misuse of this Limited Power of Attorney in any manner or by any person not expressly authorized hereby.

IN WITNESS WHEREOF, the Trustee has executed this Limited Power of Attorney this _______ day of __________________, _____.

[TRUSTEE]

By:

Name:

Title:

Witnesses:

Exhibit IV-2

STATE OF ____________	)
) SS
COUNTY OF __________	)

On ______________, before me, ______________________________, a notary public for an within the said county, personally appeared, ____________________________________, of ________________________________________________________ whose address is ______________________________________________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/ her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

By:
Notary Public My commission Expires:

Exhibit IV-3

SCHEDULE I

SCHEDULE OF REO PROPERTIES OWNED BY THE REO OWNER

Schedule I-1